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Exhibit 99.1

[LOGO]WESTERN RESOURCES                                  Media contact:
                                                         Doug Lawrence
                                                         Phone: 785.575.8401
                                                         FAX: 785.575.6399
                                                         News@wr.com


               WESTERN RESOURCES ANNOUNCES EXPECTED 2002 RESULTS

     TOPEKA, Kan., Dec. 6, 2001 - Western Resources (NYSE:WR) today announced expected 2002 results for its electric operations and Westar Industries.

Westar Energy
-------------

     Electric operations, including KPL and the company's KGE subsidiary, will be referred to as Westar Energy beginning in 2002. Westar Energy is expected to contribute earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $325 million and approximately $525 million, respectively, in 2002. The attached schedule presents this information on a quarterly basis. For the 12 months ended Sep. 30, 2001, EBIT and EBITDA totaled $313 million and $494 million, respectively. The 2002 results are based on forcast revenues of $1.8 billion, which assume normal weather and reflect the combined $15.7 million annual rate reduction ordered by the Kansas Corporation Commission in July 2001. Capital expenditures for Westar Energy are projected to be approximately $155 million in 2002 compared to $248 million for the 12 months ended Sep. 30, 2001, which included $66 million spent on completing 354 megawatts in additional gas fired generation.

                                     -more-

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Western Resources announces expected results, p. 2

Westar Industries
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        Westar Industries, exclusive of Protection One and Protection One
Europe, forcasts 2002 cash flow of approximately $49 million, net of operating expenses (including expenses allocated by Western Resources) of approximately $11 million. This is based on expected ONEOK cash dividends of approximately $40 million, Guardian International cash dividends of $1 million and international generation dividends and loan repayments of approximately $3 million. In addition, Westar Industries expects to receive payments of approximately $10 million in interest and $6 million in fees from Protection One in 2002. Westar Industries expects minimal capital expenditures in 2002, exclusive of Protection One and Protection One Europe.

        Westar Industries currently owns approximately 86.2 million shares of Protection One common stock, representing 81 percent ownership on a fully diluted basis. Protection One may from time to time repurchase shares of its common stock in the open market or privately negotiated transactions. In this event, Westar Industries will sell shares to Protection One to maintain its proportionate ownership interest in Protection One. Westar Industries currently has $63 million in cash and owns $2.0 million face value of Protection
One bonds.

        Previous disclosures have reported that it is probable that a non-cash impairment charge related to goodwill and customer accounts will be recorded in the first quarter of 2002 for Westar Industries and Western Resources. Cash flow will not be impacted if this charge is recorded.

        Protection One Europe is expected to be cash flow neutral in 2002.

        Westar Industries is expected to remain consolidated with Western Resources in 2002. No information presented gives effect to the sale of any shares of Westar Industries.


                                     -more-

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Western Resources announces expected results, p. 3

Other
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     Western Resources intends to maintain the current annual cash dividend of
$1.20 per share in 2002, although the declaration of dividends is at the discretion of the board of directors. Average common shares outstanding in 2002 are expected to be approximately 72 million.

     Western Resources expects to have approximately 2,266 employees at year end 2001 as opposed to 2,480 employees at Sep. 30, 2001. Western Resources will record a charge of approximately $25 million in the fourth quarter of 2001 related to the reduction in its work force. Western Resources is evaluating a voluntary separation program that would be offered to union and non-union employees. Western Resources expects to record a charge in the first quarter of 2002 related to the voluntary separation program. The amount of the charge will depend on the number of employees who participate in the program and is not included in the Westar Energy expected 2002 results discussed above. Western Resources is also evaluating cash savings in areas that will not impair service quality and reliability for customers. In addition, the two most senior executives, David C. Wittig and Douglas T. Lake, will take a voluntary 20% reduction in their base salaries in 2002 and members of the board of directors will take a 20% reduction in their annual cash retainer in 2002.



     Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of about $7.5 billion, including security company holdings through ownership of Protection One (NYSE: POI) and Protection One Europe, which have more than 1.4 million security customers. Its utilities, KPL and KGE, provide electric service to approximately 640,000 customers in Kansas. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 44.7 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

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         For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.
                                       -----------------

         Forward-looking statements: The expected 2002 results and certain other matters discussed here and elsewhere in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed separation of Westar Industries, Inc., from our electric utility businesses and the consummation of the acquisition of our electric operations by Public Service Company of New Mexico, compliance with debt covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made, and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation, ongoing municipal, state and federal activities, such as the Wichita municipalization efforts; future economic conditions; legislative and regulatory developments; competitive markets; and other circumstances affecting anticipated operations, sales and costs. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstatnces after the date on which such statement was made.

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                                                 Westar Energy
                                    2002 Quarterly Budgeted Financial Data
                                             (Dollars in Millions)




                                    First            Second          Third            Fourth          Annual
                                   Quarter          Quarter         Quarter          Quarter          Total
                                 -------------    -------------   -------------    -------------   -------------

Revenues                             $387             $421            $571             $396          $1,775

EBITDA                               $101             $113            $203             $108            $525

EBIT                                  $51              $63            $153              $58            $325


EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization EBIT = Earnings Before Interest and Taxes
Note: EBITDA and EBIT amounts exclude anticipated severance costs to be incurred in the first quarter of 2002.